UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
March 31, 2005

THERMOVIEW INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-15469	61-1325129
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5611 Fern Valley Road Louisville, Kentucky	40228
(Address of principal executive offices)	(Zip Code)

(502) 968-2020
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement

       As of March 31, 2005, ThermoView Industries, Inc. and related entities entered into a debt restructuring arrangement with GE Equity Investments, Inc. (holder of Series A and Series C Promissory Notes), Bruce C. Merrick, Emerging Business Solutions, George T. Underhill, II, J. Sherman Henderson, Mitchell W. Wexler, Raymond C. Dauenhauer, Robert L. Cox II, Ronald L. Carmicle, Stephen Townzen, Stephen A. Hoffmann, Charles L. Smith, Robert L. Cox, Daniel F. Dooley and DART Investors, L.P. (collectively, holders of Series B Promissory Notes), the ThermoView creditors. Messrs. Merrick, Underhill, Henderson, Dauenhauer, Hoffmann (Chairman), Smith (Chief Executive Officer) and Robert L. Cox all serve as ThermoView directors. ThermoView and its creditors executed a Thirteenth Amendment to Loan Agreement revising the current and all future minimum EBITDA (Earnings before interest, taxes, depreciation and amortization) covenants as follows:

Period/Calendar Quarter	Minimum EBITDA
Six months ending on June 30, 2005	$934,000
Nine months ending on September 30, 2005	$1,890,000
Twelve months ending on December 31, 2005	$2,754,000
Twelve months ending on March 31, 2006	$3,007,000
Twelve months ending as of the end of each calendar quarter thereafter	$3,049,000

       ThermoView and its creditors executed an Amendment No. 9 to Securities Purchase Agreement identically revising the current and all future minimum EBITDA covenants. ThermoView and the holder of Series A Promissory Note executed a Second Amendment to the Amended and Restated Series A Promissory Note, which amended the monthly principal payment provision to state that no principal payments shall be due until February 28, 2006. ThermoView entered into 14 Second Amendments to Amended and Restated Series B Promissory Notes in which ThermoView and the fourteen holders of the Series B Promissory Notes amended the respective monthly principal payment provisions to state that no principal payments shall be due until February 28, 2006. ThermoView and the holder of Series C Promissory Note executed a First Amendment to the Amended and Restated Series C Promissory Note, which amended the monthly principal payment provision to state that no principal payments shall be due until February 28, 2006. ThermoView and GE Capital Equity Investments, Inc. executed a First Amendment to Amended and Restated Reimbursement Agreement providing for the maintenance of a cash account of $630,000 in lieu of a supersedeas bond of the same amount currently held in Jefferson (Kentucky) Circuit Court. The cash account relates to an action against ThermoView filed by Nelson Clemmens, former director and chief executive officer of ThermoView, for the recovery of $500,000 plus interest on a Clemmens guaranty of ThermoView debt drawn upon by PNC Bank, ThermoView's prior lender. Clemmens at one point in the litigation had a judgment rendered in his favor that required the posting of the supersedeas bond by ThermoView. Currently, the Kentucky Court of Appeals has reversed this decision thus favoring ThermoView's position, and the litigation is awaiting a decision of the Kentucky Supreme Court upon a motion of discretionary review of the Kentucky Court of Appeals' ruling in favor of ThermoView. In the interim, the cash collateral remains in place pending final adjudication of the issue. See Item 3 of ThermoView's Form 10-K for the fiscal year ended December 31, 2004 for more information related to this litigation.

        The original face amount of the Amended and Restated Series A Promissory Note, dated as of March 17, 2004, was $2,128,571.43. The aggregate original face amounts of the Amended and Restated Series B Promissory Notes, each dated as of March 17, 2004, were $1,487,607.46. The original face amount of the Amended and Restated Series C Promissory Note, dated as of March 17, 2004, was $6,738,281.00. The current aggregate amounts as of February 28, 2005 for the Series A Note, the Series B Notes and the Series C Note are $2,096,081.85, $1,610,439.67 and $7,198,389.15, respectively.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ThermoView Industries, Inc.

Date: April 6, 2005	By: /s/ Charles L. Smith
Charles L. Smith President